                                                                    EXHIBIT 4(a)




            THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE
       SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER
       THE ACT AND THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.


                               WARRANT AGREEMENT


          For the Purchase of Common Stock, $0.01 Par Value Per Share,
                          of SPORT SUPPLY GROUP, INC.

             (Incorporated Under the Laws of the State of Delaware)

                      Void After 5:00 P.M., Dallas, Texas,
                           time on December 10, 2001


No. 001                                                      Warrant to Purchase
                                                                1,000,000 Shares


       THIS IS TO CERTIFY, that, for value received, Emerson Radio Corp., or registered assigns (the "Holder"), is entitled, subject to the terms and conditions hereinafter set forth, on the date hereof and at any time prior to 5:00 P.M., Dallas, Texas, time, on December 10, 2001, but not thereafter, to purchase the number of shares set forth above (the "Shares") of Common Stock, $0.01 par value per share ("Common Stock"), of Sport Supply Group, Inc., a Delaware corporation (the "Corporation"), from the Corporation upon payment to the Corporation of $7.50 per share (the "Purchase Price") if and to the extent this Warrant Agreement ("Warrant") is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Article II hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Corporation of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each Share purchased as provided herein.


                        ARTICLE 1 - TERMS OF THE WARRANT

       Section 1.1 Subject to the provisions of Section 3.1 hereof, this Warrant may be exercised at any time and from time to time after 9:00 A.M., Dallas, Texas, time, on the date hereof (the "Exercise Commencement Date"), but no later than 5:00 P.M., Dallas, Texas, time, December 10, 2001 (the "Expiration Time"). If this Warrant is not exercised on or before the Expiration Time it shall become void, and all rights hereunder shall thereupon cease.

       Section 1.2

              (a) The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Corporation at its corporate office in Dallas, Texas, together with the full Purchase Price for each Share to be purchased in lawful money of the United States, or by wire transfer, check, bank draft, or postal or express money order payable in United States dollars to the order of the Corporation, and upon compliance with and subject to the conditions set forth herein.

              (b) Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Corporation shall cause to be issued certificates for the total number of whole Shares as to which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Corporation shall thereupon deliver such certificates to the Holder or its nominee.

              (c) In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Corporation shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

              (d) The Corporation covenants and agrees it will pay when due and payable any and all taxes (other than any income taxes) that may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Corporation shall not be required to issue such Shares.

       Section 1.3 This Warrant may be split-up, combined, or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine, or exchange this Warrant, it shall make such request in writing delivered to the Corporation at its corporate office and shall surrender this Warrant and any other Warrants to be so split- up, combined, or exchanged at such office. Upon any such surrender for a split-up, combination, or exchange, the Corporation shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Corporation shall not be required to effect any split-up, combination, or exchange that will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share.

       Section 1.4 Prior to due presentment for registration or transfer of this Warrant, the Corporation may deem and treat the Holder, as registered on the books of the Corporation maintained for that purpose, as the absolute owner of this Warrant (notwithstanding any endorsement or notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Corporation shall not be affected by any notice to the contrary.

       Section 1.5 Any assignment permitted hereunder shall be made by surrender of this Warrant to the Corporation at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the

Corporation shall, without charge, execute, and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation thereof at the corporate office of the Corporation together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

       Section 1.6 Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Corporation. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

              (a) the Corporation shall declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

              (b) the Corporation shall offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options or securities exchangeable for or convertible into shares of any class of stock; or

              (c) the Corporation shall effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer, or other disposition of its property, assets, and business substantially as an entirety, or the liquidation, dissolution, or winding up of the Corporation;

then, in each such case, the Corporation shall cause notice of such proposed action to be mailed to the Holder. Such notice shall specify (i) the date on which the books of the Corporation shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up, shall take place or commence, as the case may be, (ii) the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed (on which date in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the right to exercise this Warrant shall terminate), and (iii) such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall be mailed in the case of any action covered by Subsection 1.6(a) and 1.6(b) above, at least ten
(10) days prior to the record date of determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by Subsection 1.6(c), at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

       Without limiting the obligation of the Corporation to provide notice to the Holder of actions hereunder, it is agreed that failure of the Corporation to give notice shall not invalidate such action of the Corporation.

       Section 1.7 If this Warrant is lost, stolen, mutilated, or destroyed, the Corporation shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an independent contractual obligation of the Corporation, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

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       Section 1.8

              (a) The Corporation covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized Shares as are sufficient to permit the exercise in full of this Warrant.

              (b) Prior to the issuance of any Shares upon exercise of this Warrant, the Corporation shall secure the listing of such Shares upon any securities exchange upon which the shares of the Corporation's Common Stock may at the time be listed for trading.

              (c) The Corporation covenants that all Shares when issued upon the exercise of this Warrant in accordance with the terms hereof will be validly issued, fully paid, nonassessable, and free of preemptive rights.


                   ARTICLE 2 -- ADJUSTMENT OF PURCHASE PRICE
                 AND NUMBER OF SHARES PURCHASABLE UPON EXERCISE

       Section 2.1 Subject to the provisions of this Article II, the Purchase Price in effect from time to time shall be subject to adjustment as follows:

              (a) In case the Corporation shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide the outstanding shares of its Common Stock into a greater number of shares, (iii) combine the outstanding shares of its Common Stock into a smaller number of shares,
       (iv) issue any shares of its Common Stock by reclassification of the Common Stock, then in each case the Purchase Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, subdivision, combination, or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination, or reclassification. Any shares of Common Stock of the Corporation issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend.

              (b) All calculations under this Section 2. 1 shall be made to the nearest whole cent.

       Section 2.2 No adjustment in the Purchase Price in accordance with the provisions of Subsection 2.1(a) hereof need be made if such adjustment would amount to a change of less than 1% in such Purchase Price; provided that the amount by which any adjustment is not made by reason of the provisions of this
Section 2.2 shall be carried forward and taken into account at the time of any subsequent adjustment in the Purchase Price.

       Section 2.3 Upon each adjustment of the Purchase Price pursuant to Subsection 2.1(a) hereof, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Purchase Price in effect immediately prior to such adjustment and dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.

       Section 2.4 In case of any capital reorganization, other than in the cases referred to in Section 2.1 hereof, or the consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or cash or other property), or the sale of the property of the Corporation as an entirety or substantially as an entirety, or the conversion, however effected, of the Corporation into another form of entity (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or cash or other property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled to have received upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Corporation, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other securities or cash or other property thereafter deliverable upon exercise of Warrants. The Corporation shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor entity, or if the Corporation shall be the surviving entity in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of a sale or conveyance or other transfer of all or substantially all of the assets of the Corporation as a part of a plan for liquidation of the Corporation, all rights to exercise any Warrant shall terminate on the date such sale or conveyance or other transfer is to be consummated.

       Section 2.5 The Corporation may select a firm of independent certified public accountants, which selection may be changed from time to time, to verify the computations made in accordance with this Article II. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article II.

       Section 2.6 Irrespective of any adjustments pursuant to this Article II, Warrants theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

       Section 2.7 The Corporation shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock that may result from adjustments in accordance with this Article II to the Purchase Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of Common Stock on the business day next preceding the date of such exercise. The Holder, by his acceptance of the Warrant, shall expressly waive any right to receive any fractional share of Common Stock upon exercise of the Warrants. For the purposes of this Section 2.7, the market price per share of Common Stock at any date shall mean the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the closing bid price (or closing sales price, if reported) as reported by the NASDAQ or its successor, if any. If the price of the Common Stock is not so reported, then such market price shall mean the last known price paid per share by a purchaser of such stock in an arms'-length transaction. All calculations under this Section 2.7 shall be made to the nearest 1/100th of a share.

       Section 2.8 In no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.


                                   ARTICLE 3

           REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED

       Section 3.1 The Holder of this Warrant, by acceptance hereof, both with respect to this Warrant and the Shares to be issuable upon exercise of this Warrant, represents and warrants:

              (a) The Warrants and the Shares are being acquired for the Holder's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Warrant or Shares or any interest therein without registration or other compliance under the Act, and the Holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

              (b) The Holder hereof has been advised and understands that the Warrant and the Shares have not been registered under the Act and the Warrant and/or the Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Act or an exemption from such registration is available; except as contemplated herein, the Corporation is under no obligation to register the offer and sale of the Warrant and/or the Shares under the Act; in the absence of such registration, the Holder may be unable to sell the Warrant or Shares; the Corporation's registrar and transfer agent will maintain stop transfer orders against registration of transfer of the Warrant and the Shares; and the certificates to be issued for any Shares will bear on their face a legend in substantially the following form:

              THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT AND THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

              (c) The Corporation may refuse to issue the Shares to a person other than the Holder upon exercise of the Warrant or transfer the Warrant and/or the Shares unless the Holder thereof provides reasonable assurances to the Corporation or a "no action" or interpretive response from the Securities and Exchange Commission and any applicable state securities commission to the effect that the transfer is proper; further, unless such assurances indicate or the letter states

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       that the Warrants and/or Shares are free of any restrictions under the
       Act and any applicable state securities laws, the Corporation may refuse to transfer the Warrant and/or the Shares to any transferee who does not furnish in writing to the Corporation the same representations and agrees to the same conditions with respect to such Warrant and Shares as are set forth herein. The Corporation may also refuse to transfer the Warrant or Shares if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

       Section 3.2 Except as provided in that certain Registration Rights Agreement dated as of even date herewith among the Corporation, Emerson Radio Corp., and Emerson Radio (Hong Kong) Limited, the Corporation has no obligation to register the offer and sale of the shares issuable upon exercise of the Warrant or the Warrants under the Act or any applicable state law.

       Section 3.3 The agreements in this Article III shall continue in effect regardless of the exercise and surrender of this Warrant.


                           ARTICLE 4 -- OTHER MATTERS

       Section 4.1 All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder.

       Section 4.2 Notices or demands pursuant to this Warrant to be given or made shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, as follows:

To the Corporation:

              Sport Supply Group, Inc.
              1901 Diplomat Drive
              Farmers Branch, Texas 75234
              Attention: Corporate Secretary

To the Holder:

              Emerson Radio Corp.
              Nine Entin Road
              Parsippany, New Jersey 07054-0430
              Attention: President

or to such other address as the Corporation or the Holder, as the case may be, shall designate in writing.

       IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 10th day of December, 1996.

                                        SPORT SUPPLY GROUP, INC.




                                        By:
                                            ---------------------
                                             Name:
                                             Title:

                            SPORT SUPPLY GROUP, INC.

                               Subscription Form

(To be executed by the registered holder to exercise the right to purchase Common Stock evidenced by the foregoing Warrant)

Sport Supply Group, Inc.
1901 Diplomat Drive
Farmers Branch, Texas 75234

         The undersigned hereby irrevocably subscribes for the purchase of ______ shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering the purchase of such shares of Common Stock, certificates for which should be delivered to the undersigned at the address stated below. If such number of shares shall not be all of the shares purchasable hereunder, please deliver a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder to the undersigned at the address stated below.

         The undersigned agrees that: (1) the undersigned will not offer, sell, transfer, or otherwise dispose of any such shares of Common Stock except in compliance with the requirements set forth in the legend described in Section
3.1 of this Warrant; (2) the Corporation may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned pursuant hereto are not to be transferred unless the transfer agent receives advice from the Corporation that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) the Corporation may affix the legend set forth in Section 3.1 of this Warrant to the certificates for shares of Common Stock hereby subscribed for, if such legend is applicable.

Dated:                                     Name:
      -------------                             --------------------------------


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:
                                                   Tax Identification
Number:
       ----------------------

                                                Address:
                                                        ------------------------
                                                        ------------------------
                                                        ------------------------
                                                        ------------------------

Signature Guaranteed:


-----------------------------

                            SPORT SUPPLY GROUP, INC.

                                Assignment Form

(To be executed by the registered holder to effect assignment of the foregoing Warrant)
FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto ________________________ the right to purchase __________ shares of Common Stock, $0.01 par value per share, of the Corporation purchasable pursuant to the within Warrant, on the terms and conditions set forth therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer on the books of the Corporation Warrants representing such rights, with full power of substitution.


Dated:
      -----------------


                                           Name:
                                                -------------------------------


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:





Signature guaranteed:


-----------------------------